UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2009
POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	000-13818	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On February 19, 2009, the Board of Directors of Popular, Inc. (the “Corporation”) approved a cost savings plan (the “Cost Savings Plan”) proposed by the Corporation’s senior management as part of the measures being taken as a result of the current economic recession. The Cost Savings Plan includes the following amendments to the Corporation’s compensation plans for its executive officers and other employees:
a.	Commencing in March 2009, the base salaries for the named executive officers listed below will be reduced to the amount shown in table below (on an annualized basis). The base salary of the Chief Operating Officer (Mr. David H. Chafey Jr.) will be reduced by 10% and the base salaries of all other executive officers listed below will be reduced by 7.5%.

	Base Salary
	2009	2008
David H. Chafey Jr.	690,525	767,250
Jorge A. Junquera	523,500	565,950
Félix M. Villamil	370,000	400,000
Amílcar L. Jordán	370,000	400,000
Brunilda Santos de Álvarez	370,000	400,000
Eduardo J. Negrón	300,625	325,000
The Corporation also reduced the base salaries of other senior executive officers by 7.5% and certain other officers of the Corporation by 5%, comprising a total of 73 employees. The Chief Executive Officer’s (“CEO”) base salary remains at the level established pursuant to a voluntary reduction of 10% in 2005.

b.	The Board of Directors of Banco Popular de Puerto Rico approved the amendment of the two non-contributory, defined benefit retirement plans (the “Retirement Plans”) covering its employees to freeze the accrual of benefits. Pursuant to the amendment, Retirement Plan participants will not receive any additional credit for compensation earned and service performed after April 30, 2009 for purposes of calculating benefits under the Retirement Plans. The CEO and all other named executive officers listed in the table above (the “Executive Officers”) participate in the Retirement Plans.

c.	The Board of Directors of Banco Popular de Puerto Rico also approved the amendment of the non-tax qualified benefit restoration plan to freeze the accrual of pension benefits thereunder after April 30, 2009. No Executive Officer participates in the non-tax qualified benefit restoration plan.

d.	The Board also approved an amendment to the Corporation’s U.S and P.R. contributory savings plans (the “Savings Plans”) that are available for substantially all the employees of the Corporation and its affiliates. Under the Savings Plans, the Corporation made employer matching contributions based on the specific provisions of each plan. Pursuant to the amendment to the Savings Plans, the Corporation will not make matching contributions on participant’s contributions to the Savings Plans commencing with the payroll of March 20, 2009. All Executive Officers participate in the Savings Plans.
Item 8.01 Other Events
     On February 19, 2009, the Corporation announced that its Board of Directors declared on February 19, 2009, a quarterly cash dividend of $0.02 cents per common share. The new dividend payment rate represents a reduction of 75 percent from its previous quarterly dividend payment rate. The dividend is payable on April 1, 2009 to the stockholders of record as of March 13, 2009.
     On February 19, 2009, the Board of Directors of the Corporation also approved as part of the Cost Savings Plan certain other cost reduction initiatives, including the elimination of certain perquisites available to executive officers. Among these initiatives are the elimination of country club memberships for all officers who had this benefit, the elimination of various periodic activities for employees and the suspension of contributions (other than the matching of employee contributions) to Fundación Banco Popular, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

POPULAR, INC.
Date: February 23, 2009	By:	/s/ Ileana González
Ileana González
Senior Vice President and Comptroller